UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             EKNOWLEDGE GROUP, INC.
             (Exact name of registrant as specified in its charter)

                              Nevada     76-040898
                                   (I.R.S. Employer
          (State or other jurisdiction of incorporation or organization)
                               Identification No.)

  1520  W.  Sixth  Street,  Suite  101,  Corona,  CA            92882
        ---------------------------------------       -------------------
   (Address  of  Principal  Executive  Offices)           (Zip  Code)

                          2001 STOCK COMPENSATION PLAN
                            (Full title of the plan)

                                 Karl Rodriquez
                       34700 Pacific Coast Hwy, Suite 303
                           Capistrano Beach, CA 92624
                                 (909) 372-2800
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------
Title of           Amount to be    Proposed Maximum    Proposed Maximum    Amount of
Securities to be   Registered      Offering Price      Aggregate Offering  Registration
Registered                         Per Share           Price               Fee
---------------------------------------------------------------------------------------
$0.001 par value   3,138,000        $0.34               $1,066,920          $281.67
Common Stock
---------------------------------------------------------------------------------------
Totals            3,138,000        $0.34               $1,066,920          $281.67
---------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The proposed maximum offering price per share of Common Stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The fee for the shares being registered is based on a price of $0.34 per share, which was the average bid and asked prices of the Company's Common Stock in over-the-counter trading on May 22, 2001.

                                        1

                                   PROPSECTUS

                             EKNOWLEDGE GROUP, INC.
                1520 W. Sixth Street, Suite 101, Corona, CA 92882
                                 (909) 372-2800

                       (3,138,000 SHARES OF COMMON STOCK)

     This Prospectus relates to the offer and sale by EKNOWLEDGE GROUP ("EKNO"), a Nevada corporation (the "Company") of shares of its Common Stock, $0.001 par value (the "Common Stock") pursuant to its 2001 STOCK COMPENSATION PLAN whereby certain individuals receive stock options to stimulate their involvement and continued involvement in the Company. The Company is registering hereunder and then issuing upon receipt of adequate consideration therefore to its employees, officers, directors or consultants shares of the Common Stock in consideration for services rendered of to be rendered and payments made under the 2001 STOCK COMPENSATION PLAN.

     The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are affiliate of the Company within the many of the Securities Act of 1933 (the "Act") may sell all or part of the shares in any way permitted by law including sales in the over-the-counter market at prevailing prices at the time of such sale. Shares registered hereunder are being sold to both affiliates and non-affiliates of the Company. An affiliate is, summarily, any director, executive officer or controlling shareholder of the Company. The affiliates of the Company may become subject to
Section 16(b) of the Securities Act of 1934, as amended (the "Exchange Act") which would limit their discretion in transferring the shares acquired in the Company. If the individual who is not now an affiliate becomes an affiliate of the Company in the future; he would then be subject to Section I(b) of the Exchange Action (See General Information - Restrictions on Resale).

     The Company's Common Stock is listed on the OTC Bulletin Board under the symbol EKNO.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is May 29, 2001.

                                        2


This Prospectus is not part of any Registration Statement which was filed and been effective under the Securities Act of 1933 as amended (the Act) and does not contain all of the information set forth in the Registration Statement, certain portions of which have seen offered pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings of the Company with the Commission are qualified in their entirety by the reference thereto. A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: EKNOWLEDGE GROUP, INC., 1520 W. Sixth Street, Suite 101, Corona, CA 92882 telephone (909) 372-2800.

The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be reviewed and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.C. Washington D.C. 20549. Copies may be obtained at the prescribed rates. In addition the Common Stock is quoted on the automated quotation system maintained by the National Association of Securities Dealers, Inc. (NASD). Thus copies of these reports, proxy statements, information statements and other information may also be examined at the offices of the NASD at 1735 K Street N.C. Washington DC 20549.

No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any one to whom it is unlawful to make an offer or solicitation.

 Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has not been a change in the affairs of the Company since the date hereof.

                                        3


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM  1.  PLAN  INFORMATION

GENERAL  INFORMATION

THE  COMPANY

The Company has its principal offices at EKNOWLEDGE GROUP, INC., 1520 W. Sixth Street, Suite 101, Corona, CA 92882.

PURPOSES

     The Common Stock will be issued by the Company pursuant to its 2001 STOCK COMPENSATION PLAN, which has been approved by the Board of Directors of the Company (the "Board of Directors"). The 2001 STOCK COMPENSATION PLAN is hoped to provide a method whereby the Company's current employees and officers and non-employee directors and consultants may be stimulated and allow the Company to secure and retain highly qualified employees and officers and non-employee directors and consultants, thereby advancing the interests of the Company, and all of its shareholders. A copy of the 2001 STOCK COMPENSATION PLAN has been filed as an exhibit to this Registration Statement.

COMMON  STOCK

     The Board has authorized the issuance of up to 3,138,000 shares of the Common stock pursuant to the Company's 2001 STOCK COMPENSATION PLAN upon effectiveness of this registration Statement.

THE  COMPANY  2001  STOCK  COMPENSATION  PLAN

     The Company has established a 2001 STOCK COMPENSATION PLAN which awards stock options in an effort to further compensate its existing employees and officers and non-employee directors and consultants, secure their continued employment effort, and attract highly qualified employee's and consultants as they are needed.

NO  RESTRICTIONS  ON  TRANSFER

     Upon the exercise of an option, that individual will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

TAX  TREATMENT  TO  THE  INDIVIDUAL  WHO  EXERCISES  THE  OPTION

     The individuals receiving shares of common stock pursuant to the exercises of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise may be deemed ordinary income for federal income tax purposes. The recipient is urged to

                                        4


consult his tax advisor on this matter. Further, if any recipient is an "affiliate", Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

TAX  TREATMENT  TO  THE  COMPANY

     The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion may be an expense deductible by the Company for federal income tax purposes of the taxable year of the Company during which the recipient recognizes income.

RESTRICTIONS  OF  RESALES

     In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the Exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.


ITEM  2.  REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: EKNOWLEDGE GROUP, INC., 1520 W. Sixth Street, Suite 101, Corona, CA 92882 telephone (909) 372-2800.

                                        5


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

     The following documents filed by EKNOWLEDGE, INC. (the "Company") under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31,2000;

          (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2000; and

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement filed with the SEC under the Exchange Act and subsequent amendments and reports filed to update such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modified or superseded such statement.

Item  4.  DESCRIPTION  OF  SECURITIES

     Not  applicable.


Item  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

     Not  applicable.


Item  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

The Company's by-laws, in accordance with the Nevada Statutes, provide that to the extent he/she is otherwise fairly and reasonably entitled thereto, the Company shall indemnify a Director or Officer, a former Director or Officer, or a person who acts or acted at the Company's request as a Director or Officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Company or any such body corporate and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any

                                        6


civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or Officer of the Company or such body corporate, if

          (a) he acted honestly and in good faith with a view to the best interests of the Company; and

          (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

     The Nevada Statutes provide that directors shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the directors' duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for authorizing a distribution that is unlawful, or (iv) for any transaction from which the director derived an improper personal benefit. Such provision protects directors against personal liability for monetary damages for breaches of their duty of care.

     The Company may purchase and maintain insurance for the benefit of its Directors and Officers as such, as the Board of directors may from time to time determine.


Item  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

     Not  applicable.

Item  8.  EXHIBITS

Exhibit  No.     Description

4                          Not  Required

5 Opinion of Tracy R. Neal regarding the legality of the securities registered.*

10                         2001  Stock  Compensation  Plan*

15                         Not  Required

23.1 Consent of Tracy R. Neal, special counsel to registrant, filed as a part of Exhibit 5 hereof.*

23.2 Consent of Merdinger, Fruchter, Rosen & Corso, PC, Certified Public Accountants*

27                         Not  Required

28                         Not  Required

29                         Not  Required

*Filed  herewith

                                        7


Item  9.  UNDERTAKINGS

The  undersigned  Company  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the Company in the successful defense of that action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                        8


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corona, State of California, on the 29th day of May, 2001.


                                           EKNOWLEDGE  GROUP,  INC.


                                           By:  /s/  Gary  Saunders
                                                     Gary  Saunders
                                                     Chief  Executive  Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

By:  /s/  Eric  Fronk
          Eric  Fronk,  Chief  Financial  Officer

Dated:  May  29,  2001


By:  /s/  Paul  Donion
          Paul  Donion,  President  and  Chief  Operating  Officer

Dated:  May  29,  2001


By:  /s/  Gary  Saunders
          Gary  Saunders,  Board  of  Directors

Dated:  May  29,  2001


By:  /s/  Scott  Hildebrandt
          Scott  Hildebrandt,  Board  of  Directors

Dated:  May  29,  2001


By:  /s/  Christopher  DeSantis
          Christopher  DeSantis,  Board  of  Directors

Dated:  May  29,  2001


By:  /s/  Wayne  Saunders
          Wayne  Saunders,  Board  of  Directors

Dated:  May  29,  2001

                                        9


                                  EXHIBIT INDEX

Exhibit  No.     Description
4                     Not  Required

5 Opinion of Tracy R. Neal regarding the legality of the securities registered.*

10                    2001  Stock  Compensation  Plan*

15                    Not  Required

23.1 Consent of Tracy R. Neal, special counsel to registrant, filed as a part of Exhibit 5 hereof.*

23.2                  Consent  of  Merdinger,  Fruchter,  Rosen  &  Corso,  PC*

27                    Not  Required

28                    Not  Required

29                    Not  Required

*Filed  herewith.

                                       10


EXHIBIT  5

                           LETTERHEAD OF TRACY R. NEAL


May  22,  2001

EKNOWLEDGE  GROUP
1520  W.  Sixth  Street,  Suite  101
Corona,  CA  92882


Gentlemen,

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by EKNOWLEDGE GROUP, INC. ("Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to an aggregate of 3,138,000 shares of the Common Stock of the Company, par value $0.001 per share (the "Shares") pursuant to the 2001 Stock Compensation Plan.

     As special counsel for the Company, we have examined such corporate records, documents and such question of law as we have considered necessary or appropriate for purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares and that the Shares being registered pursuant to the Registration Statement, when issued will be duly authorized, legally issued, fully paid and non-assessable. This opinion does not cover any matters related to any re-offer or re-sale of the shares by and Plan Beneficiaries, once properly and legally issued pursuant to the Plan as described in the Registration Statement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof. This opinion does not address or relate to any specific state securities laws. We assume no duty to communicate with the Company in respect to any matter which comes to our attention hereafter.

                                   Cordially,

                                   By:  /s/  TRACY  R.  NEAL
                                             Tracy  R.  Neal

                                       11


EXHIBIT  10

                              EKNOWLEDGE  GROUP,  INC.
                          2001  STOCK  COMPENSATION  PLAN

                                    ARTICLE  I
                                  INTRODUCTION

     1.1 ESTABLISHMENT. EKNOWLEDGE GROUP, INC., a Nevada corporation, ("EKNO") hereby establishes the 2001 Stock Compensation Plan (the "Plan"), which permits the grant of stock options, restricted stock awards, stock appreciation rights, stock units, and other stock grants (the "options") to certain directors and key employees of EKNO, and certain independent contractors, including both individuals and companies, providing certain services to EKNO.

     1.2 PURPOSES. The purposes of the Plan are (a) to provide directors and key employees selected for participation in the Plan with added incentives to continue in the service of EKNO; (b) to create in such directors and employees a more direct interest in the success of the operations of EKNO by relating compensation to the achievement of long-term corporate economic objectives; (c) to attract and retain directors and key employees by providing an opportunity for investment in EKNO; (d) to obtain services for EKNO from independent contractors, for services, including, but not limited to, advertising, public relations, consulting, at reduced compensation or at rates and/or on terms which are otherwise negotiated favorably to EKNO.

     1.3 EFFECTIVE DATE. The effective date of the Plan shall be the Effective Date, which is the date on which it was approved by the Board of Directors of EKNO.

                                   ARTICLE  II
                                   DEFINITIONS

     Throughout the Plan, except when the context indicates otherwise, the masculine gender shall include the feminine, and the use of any term in the singular shall include the plural. The following terms shall have the meanings set forth:

     "Affiliated Company" shall mean any corporation or other entity (including without limitation a partnership) that is affiliated with EKNO through stock ownership or otherwise and is treated as a common employer under sections 414(b) and 414(c) of the Code, including, without limitation, any parent or subsidiary of EKNO as defined in section 424 of the Code.

     "EKNO" shall mean EKNOWLEDGE GROUP, INC., a Nevada corporation, and any Affiliated Company.

     "Award" shall mean an Option, a Restricted Stock Award, a Stock Appreciation Right, a Stock Unit, a grant of Shares pursuant to article XI, or another issuance of Shares hereunder.

     "Board"  shall  mean  the  board  of  directors  of  EKNO.

     A  "Change  in  Control" shall mean the occurrence of any of the following:
(a) a "person" (within the meaning of section 13(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")) becomes the "beneficial owner" (as

                                       12


defined in Rule 13d-3 promulgated thereunder) of Shares or capital stock of EKNO or EKNO's successor having 30 percent or more of the total number of votes that may be cast for the election of directors or (b) individuals who are directors of EKNO at the beginning of a 24-month period cease to constitute at least two-thirds of all directors at any time during such period.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Disabled" or "Disability" shall have the meaning set forth in section 22(e)(3) of the Code.

     "Effective  Date"  shall  have  the  meaning  set  forth  in  section  1.3.

     "Eligible Parties" shall mean directors and key employees of EKNO, and Independent Contractors of EKNO.

     "Fair Market Value" of a Share shall mean its fair market value as determined by the Committee in good faith in accordance with section 422 of the Code.

     "Incentive Option" shall mean an Option designated as such and granted in accordance with section 422 of the Code.

     "Independent Contractors" shall mean certain third parties, including both individuals and companies, that are neither directors nor key employees of EKNO, and who provide certain services to EKNO, including, but not limited to, advertising, public relations, marketing, and consulting, on an on-going contractual basis for reduced, or otherwise favorably-negotiated compensation, part of which is based on the Options.

     "Non-Qualified  Option"  shall  mean  any  Option  other  than an Incentive
Option.

     "Option" shall mean a right to purchase Shares at a stated or formula price for a specified period of time and shall be either an Incentive Option or a Non-Qualified Option.

     "Option Holder" shall mean a Participant who has been granted one or more Options.

     "Option Price" shall mean the price at which Shares subject to an Option may be purchased, as determined in accordance with section 7.2(b).

     "Participant" shall mean key employees, directors, consultants and suppliers of the Company and any of its subsidiaries, as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Stock Options under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Stock Option in any other year or, once designated, to receive the same type or amount of Stock Option as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Stock Options.

                                       13


     "Plan"  shall  mean  this  2001  Stock  Compensation  Plan.

     "Restricted  Stock Award" shall mean an Award of Shares granted pursuant to article  VIII  that  is  subject  to  restrictions  imposed  in  article  VIII.

     "Share" shall mean a share of the Common Stock, par value $0.01 per share, of EKNO.

     "Stock Appreciation Right" shall mean the right, granted by the Committee pursuant to the Plan, to receive a payment equal to the increase in the Fair Market Value of a Share subsequent to the grant of such right. A Stock Appreciation Right may entitle a Participant to receive a number of Shares (without any payment to EKNO, except for applicable withholding taxes), cash, or Shares and cash, as determined by the Committee in accordance with section 10.3.

     "Stock Option Agreement" shall mean Stock Options evidenced by an agreement (which need not be identical) in such form as the Committee may from time to time approve; PROVIDED, HOWEVER, that in the event of any conflict between the provisions of the Plan and any such agreement, the provisions of the plan shall prevail.

     "Stock Unit" shall mean a measurement component equal to the Fair Market Value of a Share on the date of determination.

                                   ARTICLE  III
                                 ADMINISTRATION

     The Plan shall be administered by the Board of Directors. Members of the Board of Directors shall be appointed from time to time by the Board, shall serve at the pleasure of the Board, and may resign at any time upon written notice to the Board. Consistent with the Plan, the Board of Directors, in its sole discretion, shall select Participants from among the Eligible Parties, shall determine Awards, the number of Stock Units, Stock Appreciation Rights, or Shares to be subject to Awards, and the time at which Awards are to be made, shall fix the Option Price and the period and manner in which an Option becomes exercisable, and shall establish the duration and nature of the restrictions in Restricted Stock Awards, the terms and conditions applicable to Stock Units, and such other terms and requirements of the compensation incentives under the Plan as the Board of Directors may deem necessary or desirable. The Board of Directors shall determine the form or forms of the agreements with Participants that evidence the particular provisions, terms, conditions, rights, and duties of EKNO and the Participants with respect to Awards, which provisions need not be identical except as may be provided herein. The Board of Directors may from time to time adopt such rules and regulations to carry out the purposes of the Plan as it may deem proper and in the best interests of EKNO. The Board of Directors in its sole discretion may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it deems expedient. No member of the Board of Directors shall be liable for any action or determination made in good faith. The determinations, interpretations, and other actions of the Board of Directors pursuant to the Plan shall be binding and conclusive for all purposes.

                                       14


                                   ARTICLE  IV
                                 SUBJECT  SHARES

     4.1 NUMBER. The number of Shares that are authorized for issuance under the Plan shall not exceed 3,138,000. This number may be increased from time to time by the Board, or if, in the opinion of counsel to EKNO, shareholder approval is required. Shares that may be issued upon exercise of Options or Stock Appreciation Rights or that are issued with respect to Stock Units or as Restricted Stock Awards, incentive compensation, or other grants under the Plan shall reduce the number of Shares available for issuance under the Plan. EKNO shall at all times during the term of the Plan and while any Options or Stock Units are outstanding reserve as authorized but unissued at least the number of Shares from time to time required under the Plan. Any Shares subject to an Option that expires or is terminated or canceled before exercise shall become available again for issuance under the Plan.

     4.2 ADJUSTMENTS FOR STOCK SPLIT, STOCK DIVIDEND, ETC. If at any time EKNO increases or decreases the number of Shares outstanding or changes the rights and privileges of such Shares through the payment of a stock dividend, the making of any other distribution payable in Shares, a stock split, subdivision, consolidation, or combination of Shares, or a reclassification or recapitalization involving the Shares, then the numbers, rights, and privileges of Shares as to which Awards may be granted and Shares then subject to an outstanding Award shall be increased, decreased, or changed in like manner as if such Shares had been issued and outstanding (as determined by the Board of Directors in its sole discretion).

     4.3 OTHER DISTRIBUTIONS AND CHANGES. If at any time (a) EKNO distributes with respect to the Shares assets or securities of persons other than EKNO (excluding cash or distributions described in section 4.3), or (b) EKNO grants to the holders of its Shares generally rights to subscribe pro rata for additional Shares or other securities of EKNO, or (c) any other change (except as described in section 4.2) occurs in the number or kind of outstanding Shares or other securities into which the Shares are changed or for which they are exchanged, and if the Board of Directors in its discretion determines that such event equitably requires an adjustment in the number or kind of Shares subject to an Award, an adjustment in an Option Price, or the taking of other action by the Board of Directors, including, without limitation, the setting aside of property for delivery to the Participant upon the exercise of an Option or the full vesting of an Award, then such adjustments shall be made and such other action shall be taken by the Board of Directors and shall be effective for all purposes and on each outstanding Award affected. Notwithstanding the foregoing and pursuant to section 8.3, a Participant holding Shares received as a Restricted Stock Award shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Shares upon becoming a holder of record of the Shares.

     4.4 GENERAL ADJUSTMENT RULES. No adjustment or substitution provided for in this article IV shall require EKNO to issue a fractional Share, and the total substitution or adjustment with respect to each Award shall be limited by deleting any fractional Share. In such case, the total Option Price for Shares then subject to an Option shall remain unchanged, but the Option Price per Share shall be equitably adjusted by the Board of Directors to reflect the greater or lesser number of Shares or other securities into which the Shares subject to the Option may have been changed. Appropriate adjustments shall be made to other

                                       15


Awards to reflect any such substitution or adjustment. All adjustments under this article IV shall be made by the Board of Directors, whose determination shall be final and binding upon all parties.

                                    ARTICLE  V
                            CORPORATE  REORGANIZATION

     5.1 REORGANIZATION. Upon the occurrence of any of the following events, if the notice provided in section 5.2 has been given, the Plan and all outstanding Options shall terminate and be of no further force and effect, and all other outstanding Awards shall be treated in accordance with sections 5.2 and 5.3, without the necessity for any additional action by the Board or EKNO:
          (a) the merger or consolidation of EKNO with or into another corporation or other reorganization (other than a reorganization under the United States Bankruptcy Code) of EKNO (other than a consolidation, merger, or reorganization in which EKNO is the surviving corporation and which does not result in any reclassification or change of outstanding Shares);

          (b) the sale or conveyance of the property of EKNO as an entirety or substantially as an entirety (other than a sale or conveyance in which EKNO continues as holding company of an entity or entities that conduct the business or business formerly conducted by EKNO); or

          (c)  the  dissolution  or  liquidation  of  EKNO.

     5.2 REQUIRED NOTICE. At least 30 days' written notice of an event described in section 5.1 shall be given by EKNO to each Option Holder and Participant unless (a) in the case of events described in sections 5.1(a) and 5.1(b), EKNO or the successor or purchaser shall make adequate provision for the assumption of the outstanding Options or the substitution of new options on comparable terms, except that an Option Holder shall have the right thereafter to purchase the kind and amount of securities or property or cash receivable upon such event by a holder of the number of Shares that would have been received upon exercise of the Option immediately prior to the occurrence of such event (assuming that such holder failed to exercise any rights of election and received per Share the kind and amount of property received per Share by the holders of a majority of the non-electing Shares) or (b) EKNO or the successor or purchaser shall make adequate provision for the adjustment of outstanding Awards other than Options so that such Awards shall entitle the Participant to receive the kind and amount of securities or property or cash receivable upon such event by a holder of the number of Shares that would have been received with respect to such Award immediately prior to the occurrence of such event (assuming that such holder failed to exercise any rights of election and received per share the kind and amount of property received per Share by the holders of a majority of the non-electing Shares). This article V shall similarly apply to successive mergers, consolidations, reorganizations, sales, or conveyances. Notice shall be deemed to have been given when delivered personally to a Participant or when mailed to a Participant by certified mail, postage prepaid, at such Participant's address last known to EKNO.

     5.3  ACCELERATION  OF  EXERCISE.  Participants  notified in accordance with section 5.2 may exercise their Options at any time before the occurrence of the event requiring the giving of notice (but subject to occurrence of such event), regardless of whether all conditions of exercise relating to length of service, attainment of financial performance goals, or otherwise have been satisfied. Upon the giving of notice in accordance with section 5.2, all restrictions with respect to Restricted Stock Awards and other Awards shall lapse immediately, all

                                       16


Stock Units shall become payable immediately, and all Stock Appreciation Rights shall become exercisable. Any Options, Stock Appreciation Rights, or Stock Units that are not assumed or substituted under section 5.2(a) or 5.2(b) and that have not been exercised prior to the event described in section 5.1 shall automatically terminate upon the occurrence of such event.

     5.4 LIMITATION ON PAYMENTS. If this article V would result in the receipt by any Participant of a payment within the meaning of section 280G of the Code and the regulations promulgated thereunder and if the receipt of such payment (together with any other payment) by any Participant would, in the opinion to counsel to EKNO, result in the payment by such Participant of any excise tax provided for in section 4999 of the Code, then the amount of such payment shall be reduced to the extent required, in the opinion of independent tax counsel, to prevent the imposition of such excise tax, except that the Committee, in its sole discretion, may authorize the payment of all or part of the amount of such reduction to the Participant.

                                   ARTICLE  VI
                                  PARTICIPATION

     Participants shall be those Eligible Parties who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation, and development of EKNO or an Affiliated Company and contribute significantly, or are expected to contribute significantly, to the achievement of long-term corporate economic objectives, and/or, additionally in the case of independent contractors, furnish services to EKNO at reduced rates or on other terms which are significantly favorable to EKNO. Participants may be granted from time to time one or more Awards, except that the grant of each Award shall be separately approved by the Committee, and receipt of one Award shall not result in automatic receipt of any other Award. Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given specifying the terms, conditions, rights, and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with EKNO, in such form as the Committee shall determine consistent with the Plan specifying such terms, conditions, rights, and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the Plan and any such agreement, the provisions of the Plan shall govern.

                                   ARTICLE  VII
                                     OPTIONS

     7.1 GRANT OF OPTIONS. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Option or a Non-Qualified Option. The Committee may grant both an Incentive Option and a Non-Qualified Option to a Participant at the same time or at different times. Incentive Options and NonQualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised, except as provided in section 7.2(b).

                                       17


     7.2 OPTION CERTIFICATE. Each Option granted under the Plan shall be evidenced by an Option Certificate, incorporating and conforming to the following:

     (a) Price. The price at which each Share may be purchased shall be determined in each case by the Committee and set forth in the Option Certificate, but in no event shall the price be less than 100 percent of the Fair Market Value of the Shares on the date of grant.

     (b) Duration of Options; Restrictions on Exercise. Each Option Certificate shall state the period, as determined by the Committee, within which the Option may be exercised. Such period shall end no more than ten years from the date the Option is granted. The Option Certificate shall also set forth such restrictions on exercise of the Option during such period, if any, as may be determined by the Committee. No Option may be exercised for at least six months after the date of grant. Each Option shall become exercisable over such period of time, if any, or upon such events, as may be determined by the Committee.

     (c) Termination of Service, Death, Disability, etc. The Committee may specify the period, if any, after which an Option may be exercised following termination of the Option Holder's employment or service as a director, or as an independent contractor. The effect of this section 7.2(d) shall be limited to determining the consequences of a termination, and nothing in this section 7.2(d) shall restrict or otherwise interfere with EKNO's discretion with respect to the termination of any individual's employment or of any independent contractor's contract, or the shareholders' discretion with respect to the election of directors. If the Committee does not otherwise specify, the following shall apply:

          (i) If the employment, service or independent contract of the Option Holder terminates for any reason other than death or Disability within six months after the date the Option is granted or if the employment, contract, or service of the Option Holder is terminated within the Option Period for "cause," as determined by EKNO, the Option shall thereafter be void for all purposes. As used in this section 7.2(d), "cause" shall mean a gross violation, as determined by EKNO, of EKNO's established policies and procedures or willful misconduct.

          (ii)  The  Option  may be exercised by the Option Holder if he becomes
Disabled, and the Option may be exercised by the persons specified in section 7.2(d)(iv) if the Option Holder dies, within one year following his Disability (except that exercise shall occur during the duration of the Option), but not thereafter. In any such case, the Option may be exercised only as to Shares as to which it had become exercisable on or before the date of the termination of the Option Holder's employment because of Disability or death.

          (iii) If the Option Holder is no longer a director of EKNO or employed by EKNO or an Affiliated Company, or an independent contractor of EKNO during the duration of the Option for any reason other than "cause," Disability or death, and such termination occurs more than six months after the Option is granted, the Option may be exercised by the Option Holder within three (3) months following the date of such termination (except that such exercise shall occur during the duration of the Option) but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had

                                       18


become  exercisable  on  or  before  the  date  of  termination  of  employment.

          (iv) If the Option Holder dies during the duration of the Option while still employed or under contract or within the one-year period referred to in section 7.2(d)(ii) or the three-month period referred to in section 7.2(d)(iii), the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution.

     (d) Transferability. No Option shall be transferable by the Option Holder except by will or the laws of descent and distribution. Each Option is exercisable during the Option Holder's lifetime only by him, or in the event of Disability or incapacity, by his guardian or legal representative.

     (e) Consideration for Grant of Option. Each Option Holder agrees to remain in the service of EKNO as a director or in the employment of EKNO, or as an independent contractor, at the pleasure of EKNO, for a continuous period of at least one year after the date the Option is granted, and in the case of an employee at the salary rate in effect on the date of the Option Certificate or at such changed rate as may be fixed from time to time by EKNO. Nothing in this paragraph shall limit or impair EKNO's right to terminate the employment of any employee or independent contractor or the shareholders' rights with respect to the election of directors.

     (f) Manner of Exercise. An Option shall be exercised by delivery to EKNO of written notice specifying the number of Shares with respect to which such Option is exercised. The purchase of such Shares shall take place at the principal offices of EKNO within 30 days following delivery of such notice, at which time the Option Price of the Shares with respect to which the Option is exercised shall be paid in full by any of the methods set forth below or a combination thereof. Except as set forth in the next sentence, the Option shall be exercised when the Option Price for the number of Shares as to which the Option is exercised is paid to EKNO in full. If the Option Price is paid by means of a broker's loan transaction as described in section 7.2(h)(iv), in whole or in part, the closing of the purchase of the Shares under the Option shall take place (and the Option shall be treated as exercised) on the date on which, and only if, the sale of Shares upon which the broker's loan was based has been closed and settled, unless the Option Holder makes an irrevocable written election at the time of exercise of the Option to have the exercise treated as fully effective for all purposes upon receipt of the Option Price by EKNO, regardless of whether the sale of the Shares by the broker is closed and settled. A properly executed certificate or certificates representing the Shares shall be delivered to or at the direction of the Option Holder upon payment therefor. If Options on less than all Shares subject to an Option are exercised, EKNO shall deliver a new Option Certificate evidencing the Option on the remaining Shares.

     (g) Payment. The Option Price for the Shares as to which the Option is exercised shall be paid by any of the following methods or any combination of the following methods at the election of the Option Holder, or by any other method approved by the Committee upon the request of the Option Holder:

          (i)  in  cash;

          (ii) by certified, cashier's check, or other check acceptable to EKNO, payable to the order of EKNO;

                                       19


          (iii) by delivery of certificates representing a number of Shares then owned by the Option Holder, the Fair Market Value of which on the date of delivery of the certificates at least equals the Option Price for the Shares as to which the Option is exercised, properly endorsed for transfer to EKNO, except that no Option may be exercised by delivery to EKNO of certificates representing Shares held by the Option Holder for less than six months; or

          (iv) by delivery of a properly executed notice of exercise, together with irrevocable instructions to a broker to deliver to EKNO promptly the amount of the proceeds of the sale of all or part of the Shares or of a loan from the broker to the Option Holder in an amount sufficient to pay the Option Price for the Shares as to which the Option is exercised.


     (h) Date of Grant. An Option shall be deemed to be granted on the date specified in the grant resolution of the Committee.

     (i) Issuance of Additional Option. If an Option Holder pays all or part of the exercise price of an Option with Shares, or pays all or any part of the applicable withholding taxes with respect to the exercise of an Option with Shares that has been held by the Option Holder for more than a period (no shorter than six months) to be determined by the Committee, the Committee in its sole discretion may grant to such Option Holder a new Option covering the number of shares of Shares used to pay such exercise price or withholding tax. The new Option shall have an Option Price per Share equal to the Fair Market Value of a Share on the date of exercise of the exercised Option and shall encompass the same terms and conditions as the exercised option, except as otherwise provided by the Committee in its sole discretion.

     7.3 RESTRICTIONS ON INCENTIVE OPTIONS. The aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Option. Incentive Options granted to an Option Holder who is the holder of record of 10 percent or more of the outstanding capital stock of EKNO shall have an Option Price equal to 110 percent of the Fair Market Value of the Shares on the date of grant of the Option, and the Option Period for any such Option shall not exceed five years.

     7.4 SHAREHOLDER PRIVILEGES. No Option Holder shall have any rights as a shareholder with respect to any Shares subject to an Option until the Option Holder becomes the holder of record of such Shares. No adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Shares, except as provided in article IV.

                                  ARTICLE  VIII
                             RESTRICTED  STOCK  AWARDS

     8.1 GRANT. Coincident with or following designation for participation in the Plan, the Committee may grant a Participant one or more Restricted Stock
Awards  as  may  be  determined  by  the  Committee.

     8.2 RESTRICTIONS. A Restricted Stock Award shall be subject to such restrictions, including, without limitation a Participant's continuous service as a director or continuous employment by EKNO or an Affiliated Company, or an

                                       20


independent contractor's continuous service as a third-party service provider, for a restriction period specified by the Committee or the attainment of specified performance goals and objectives determined by the Committee with respect to such Award. The Committee in its sole discretion may require different periods of employment or contractual obligations or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards, or to separate, designated portions of the Shares comprising a Restricted Stock Award. In the event of the death or Disability of a Participant, or the retirement of a Participant in accordance with EKNO's established retirement policy, all employment period and other restrictions applicable to a Restricted Stock Award shall lapse with respect to a pro rata portion of such Restricted Stock Award based on the ratio between the number of full months of employment completed at the time of termination of employment from the grant of the Restricted Stock Award and the total number of months of employment required for such Restricted Stock Award to be fully nonforfeitable, and such portion of the Restricted Stock Award shall become fully nonforfeitable. The remaining portion of such Restricted Stock Award shall be forfeited and immediately returned to EKNO. In the event of a Participant's termination of employment for any other reason, any Restricted Stock Awards as to which the employment period or other restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all Shares related thereto shall be immediately returned to EKNO.

     8.3 PRIVILEGES OF A SHAREHOLDER; TRANSFERABILITY. A Participant shall have all voting, dividend, liquidation, and other rights with respect to Shares received a Restricted Stock Award under this article VIII upon his becoming the holder of record of such Shares, except that the Participant's right to sell, encumber, or otherwise transfer such Shares shall be subject to the limitations of section 13.2.

     8.4 ENFORCEMENT OF RESTRICTIONS. The Committee shall cause a legend to be placed on the certificates evidencing Shares issued pursuant to a Restricted Stock Award referring to the restrictions provided by sections 8.2 and 8.3 and, in addition, may in its sole discretion require the Participant to keep the certificates evidencing such Shares, duly endorsed, in the custody of EKNO or a third party while the restrictions remain in effect.

                                   ARTICLE  IX
                                   STOCK  UNITS

     Coincident with or following designation for participation in the Plan, the Committee may grant a Participant one or more Stock Units as may be determined by the Committee. The number of Stock Units, the goals and objectives to be satisfied with respect to each grant of Stock Units, the time and manner of payment for each Stock Unit, and the other terms and conditions applicable to a grant of Stock Units shall be determined by the Committee.

                                    ARTICLE  X
                            STOCK  APPRECIATION  RIGHTS

     10.1 GRANT. Coincident with or following designation for participation in the Plan, the Committee may grant a Participant one or more Stock Appreciation Rights as may be determined by the Committee. The Committee shall determine at the time of grant the period during which the Stock Appreciation Right may be exercised, which period may not commence until six months after the date of grant.

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     10.2  EXERCISE.  If  a Stock Appreciation Right is issued in tandem with an
Option, except as may otherwise be provided by the Committee, the Stock Appreciation Right shall be exercisable during the period that its related Option is exercisable. A Participant desiring to exercise a Stock Appreciation Right shall give written notice stating the proportion of Shares and cash that the Participant desires to receive pursuant to the Stock Appreciation Right exercised. Within 30 days after receipt of the notice, EKNO shall deliver to the Participant a certificate or certificates for Shares and/or a cash payment in accordance with section 10.3. The date on which EKNO receives the written notice shall be deemed the exercise date.

     10.3 NUMBER OF SHARES OR AMOUNT OF CASH. Subject to the discretion of the Committee to substitute cash for Shares or Shares for cash, the number of Shares to be issued pursuant to the exercise of a Stock Appreciation Right shall be determined by dividing (a) the total number of Shares as to which the Stock Appreciation Right is exercised, multiplied by the amount by which the Fair Market Value of a Share on the exercise date exceeds the Fair Market Value of a Share on the date of grant of the Stock Appreciation Right, by (b) the Fair Market Value of a Share on the exercise date. Fractional shares shall not be issued, and in lieu thereof a cash adjustment shall be paid. In lieu of issuing Shares upon the exercise of a Stock Appreciation Right, the Committee in its sole discretion may elect to pay the cash equivalent of the Fair Market Value of the Shares on the exercise date for any or all Shares that would otherwise be issuable upon exercise of the Stock Appreciation Right.

     10.4 EFFECT OF EXERCISE. If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option shall result in an equal reduction in the number of corresponding Stock Appreciation Rights and Shares subject to the related Option.

     10.5 TERMINATION OF EMPLOYMENT. Upon a Participant s termination of service as an employee or a director, or an independent contractor of EKNO, any Stock Appreciation Rights then held by such Participant shall be exercisable within the time periods, and upon the same conditions with respect to the reasons for termination of employment, as are specified in section 7.2(d) with respect to Options.

                                   ARTICLE  XI
                               OTHER  STOCK  GRANTS

     From time to time during the duration of this Plan, the Committee in its sole discretion may adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire shares of Shares by purchase, outright grant, or otherwise. Any such arrangements shall be subject to the general provisions of this Plan, and all Shares issued pursuant to such arrangements shall be issued under this Plan.

                                  ARTICLE  XII
                                CHANGE  IN  CONTROL

     Upon a Change in Control, (a) all Options shall become immediately exercisable in full during the remaining duration thereof and shall remain so, whether or not the Option Holders remain directors or employees of EKNO or an Affiliated Company, or independent contractors of EKNO, (b) all restrictions with respect to outstanding Restricted Stock Awards shall immediately lapse, (c)

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all Stock Units shall become immediately payable, and (d) all other Awards shall immediately become exercisable or shall vest, as the case may be, without any further action or passage of time.

                                  ARTICLE  XIII
                             RIGHTS  OF  PARTICIPANTS

     13.1 EMPLOYMENT AS EMPLOYEE OR INDEPENDENT CONTRACTOR. Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his employment by EKNO or an Affiliated Company, or as an independent contractor or EKNO, or interfere in any way with the right of EKNO or an Affiliated Company, subject to the terms of any separate employment agreement or independent contractor agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of employment shall be determined by the Committee at the time.

     13.2 TRANSFERABILITY. No right or interest of any Participant in an Award shall be assigned or transferred during the lifetime of the Participant, voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge, or bankruptcy. In the event of a Participant's death, his rights and interests in Awards shall, to the extent provided in the Plan, be transferable by will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs, or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition, or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator, or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

     13.3 NO PLAN FUNDING. Obligations to Participants under the Plan shall not be funded, trusteed, insured, or secured in any manner. Participants shall have no security interest in any assets of EKNO or any Affiliated Company and shall be only general creditors of EKNO.

                                   ARTICLE  XIV
                                     GENERAL

     14.1 INVESTMENT REPRESENTATIONS. EKNO may require any Participant, as a condition of exercising an Option or a Stock Appreciation Right or receiving a Restricted Stock Award, Stock Unit, or grant of Shares, to give written assurances in substance and form satisfactory to EKNO that he is acquiring the Shares for his own account for investment purposes and not with a present intention of selling or otherwise distributing the same and to such other effect as EKNO deems necessary or appropriate in order to comply with applicable securities laws.



14.2 SECURITIES LAWS. (a) Each Award shall be subject to the requirement that, if at any time EKNO determines that the listing, registration, or

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qualification  of  the Shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of or in connection with the issuance or purchase of Shares thereunder, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent, or approval has been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require EKNO to apply for or to obtain such listing, registration, or qualification.

     (b) If a Participant is an officer or director of EKNO within the meaning of section 16 of the Exchange Act, then to the extent that section 16 is applicable, Awards shall be subject to all conditions required under Rule 16b-3 or any successor rule to qualify the Award for an exemption from the provisions of section 16(b). Such conditions shall be set forth in the agreement with the Participant which describes the Award.

     14.3 CHANGES IN ACCOUNTING RULES. Notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Awards occurs which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets, or liabilities of EKNO, the Committee shall have the right and power to modify as necessary any then outstanding Awards as to which the applicable employment or other restrictions have not been satisfied.

     14.4 OTHER EMPLOYEE BENEFITS. The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or Stock Appreciation Right, the sale of shares received upon such exercise, the vesting of any Restricted Stock Award, distributions with respect to Stock Units, or the grant of Shares shall not constitute "earnings" or "compensation" with respect to which any other employee benefits of such Participant are determined, including without limitation benefits under any pension, profit sharing, life insurance, or salary continuation plan.

     14.5 PLAN AMENDMENT, MODIFICATION, AND TERMINATION. The Committee may at any time terminate, and from time to time may amend or modify the Plan, except that no amendment or modification may become effective without approval of the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if EKNO on the advice of counsel determines that shareholder approval is otherwise necessary or desirable. No amendment, modification, or termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant holding such Award.

     14.6 WITHHOLDING. (a) Requirement. EKNO's obligation to deliver Shares upon the exercise of any Option or Stock Appreciation Right, the vesting of any Restricted Stock Award, payment with respect to Stock Units, or a grant of Shares shall be subject to the Participant's satisfaction of all applicable federal, state, and local income and other tax withholding requirements.

     (b) Withholding with Shares. At the time an Award is granted, the Committee in its sole discretion may grant the Participant an election to pay all or part of such tax withholding by electing to transfer to EKNO, or to have EKNO withhold from Shares otherwise issuable to the Participant, Shares having a Fair Market Value on the date of withholding equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of

                                       24


the Committee. Any such election by a Participant (a) shall be made prior to the date of withholding, (b) shall be irrevocable, and (c) if the Participant is an officer or director of EKNO within the meaning of section 16 of the Exchange Act of 1934, then to the extent that section 16 is applicable, the Participant shall satisfy the requirements of section 16 and any applicable rules thereunder.

     (c) Withholding for Non-Qualified Options. Upon exercise of a Non-Qualified Option, the Option Holder shall make appropriate arrangements with EKNO to provide for the amount of additional withholding required by sections 3102 and 3402 of the Code and applicable state income tax laws, including payment of such taxes through delivery of Shares or by withholding Shares to be issued under the Option.

     (d) Withholding for Incentive Options. If an Option Holder makes a disposition (as defined in section 424(c) of the Code) of any Shares acquired pursuant to the exercise of an Incentive Option before the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to EKNO at its principal office of the date of such disposition, the number of Shares disposed of, the amount of proceeds received from such disposition, and any other information relating to such disposition as EKNO may reasonably request. The Option Holder shall then make appropriate arrangements with EKNO to provide for the amount of additional withholding, if any, required by sections 3102 and 3402 of the Code and applicable state income tax laws.

     14.7 GOVERNING LAW. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Nevada.

     14.8 DURATION. Unless sooner terminated by the Board, the Plan shall terminate on May 22, 2002, and no Award shall be made after such termination. Awards outstanding at the time of Plan termination may continue to be exercised, or become free of restrictions, or be paid in accordance with their terms.



                                           EKNOWLEDGE  GROUP,  INC.


                                           By:  /s/  Gary  Saunders
                                                     Gary  Saunders
                                                     Chief  Executive  Officer

                                       25


EXHIBIT  23.4

                   CONSENT  OF  INDEPENDENT  PUBLIC  ACCOUNTANTS


We hereby consent to the incorporation by reference in the Form S-8 Registration Statement of our report dated March 13, 2001 included in EKNOWLEDGE GROUP, INC.'s Form 10-KSB for the year ended December 31, 2000 and to all references to our Firm included in the Registration Statement.


                                           /s/  MERDINGER,  FRUCHTER,  ROSEN  &
                                                CORSO,  P.C.
                                                CERTIFIED  PUBLIC  ACCOUNTANTS


New  York,  New  York
May  22,  2001

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